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                                                                       EXHIBIT 5



              FORM OF LEGAL OPINION OF SIMPSON THACHER & BARTLETT



                   [Letterhead of Simpson Thacher & Bartlett]



(212) 455-2000



                                            , 1999



Kerr-McGee Corporation


Kerr-McGee Center


Oklahoma City, Oklahoma 73102



Ladies and Gentlemen:



     We have acted as counsel to Kerr-McGee Corporation, a Delaware corporation (the "Company"), in connection with the merger of Oryx Energy Company ("Oryx") with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated as of October 14, 1998 (the "Merger Agreement") by and between the Company and Oryx. This opinion letter is furnished to you in connection with a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of up to 43,175,436 shares of common stock, $0.01 par value per share (the "Shares"), of the Company to be issued in the Merger in accordance with the terms of the Merger Agreement.



     We have examined, and have relied as to matters of fact upon, an executed copy of the Merger Agreement, the Registration Statement, and originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and such certificates of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary in connection with the opinions expressed herein.



     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.



     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued in the Merger in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.



     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to this firm appearing in the Registration Statement under the caption "Legal Matters."



     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.



                                            Very truly yours,



                                            SIMPSON THACHER & BARTLETT